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                              CONSULTING AGREEMENT

    This Consulting Agreement (this "Agreement") is entered into as of this 29th day of March, 2001, by and between SportsNuts.com International, Inc. a Delaware corporation (the "Company"), and Michael Wachs, an individual residing in the State of New York ("Consultant"), collectively referred to hereinafter as the "Parties" or individually as a "Party."

    WHEREAS, the Company is engaged in the business of creating an amateur sports community through the Internet and other means; and

    WHEREAS, the Company seeks to utilize the services of Consultant to assist the Company in disseminating information concerning the Company's business to the investing public.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Parties hereto agree as follows:

     1. Services. During the term of this Agreement, Consultant agrees to provide the following services (collectively, "Services"):
         o Interview in audio and text format maintained on CEOcast.com for 3 months with a link to Company's web site.

         o        Interview   featured   on   CEOcast.com   home  page  for  all
                  registrants   who  request   information   on  the   Company's
                  sector/industry.

         o Notification: All registrants who have requested information on Company or its industry will receive an e-mail notification of the Company's interview and will receive the Company's press releases.

         o        Leads:  will provides  Company with leads from individuals who
                  have   requested   more   information  on  the  Company  after
                  listening/reading interview on the CEOCast.com site.

         o Audio/Text of interview is distributed to over 700 financial sites.

         o Transcript of interview distributed by e-mail to the appropriate portfolio managers, buy-side analysts and traders among 20,000 individuals at 3,300 institutions and to over 7,000 sell-side analysts and investment research professionals at 425 institutions. Company is provided with names and e-mail addresses of each party contacted.

         o        Profile of key products/services maintained on company page.

         o        All press releases maintained on Company page.

         o        Permission to post interview on Company's own internet site.

     2. Term. This Agreement will become effective on the date stated above, and will continue in effect for three (3) months.

     3. Compensation. The Company shall pay, and Consultant hereby accepts as full compensation for Services rendered hereunder, One Hundred Seventy Five Thousand (175,000) shares of Common Stock.

     4. Registration. As soon as practicable, the Company agrees to file a Registration Statement with the Securities and Exchange Commission on Form S-8 with respect to the shares of Common Stock issued to Consultant pursuant to this Agreement.

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    5. Confidential  Information.  Consultant  acknowledges that during the term of this Agreement, Consultant will develop, discover, have access to, and become acquainted with technical, financial, marketing, personnel, and other information relating to the present or contemplated products or the conduct of business of the Company which is of a confidential and proprietary nature ("Confidential Information"). Consultant agrees that all files, records, documents, and the like relating to such Confidential Information, whether prepared by them or otherwise coming into their possession, shall remain the exclusive property of the Company, and Consultant hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby assigns to the Company any rights which Consultant may acquire in any Confidential Information. Consultant further agrees not to disclose or use any Confidential Information and to use his best efforts to prevent the disclosure or use of any Confidential Information either during the term of this Agreement or at any time thereafter, except as may be necessary in the ordinary course of performing his duties under this Agreement. Upon termination of this Agreement for any reason, Consultant shall promptly deliver to the Company all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information.

     6. Indemnification. The Company shall indemnify and hold Consultant harmless from and against all liabilities, obligations, damages, claims, costs and expenses (including attorneys' fees) for which Consultant shall be held responsible as a result of either the failure of the Company to perform in accordance with its obligations under this Agreement or the negligence of the Company, its employees, agents, servants and subcontractors or any of them. In case any action or proceeding is brought against Consultant by reason of any such claim, the Company, upon written notice from Consultant, shall, at the Company's expense, resist or defend such action or proceeding by counsel approved in writing by Consultant which approval shall not be unreasonably withheld. Consultant shall indemnify and hold the Company harmless from and against all liabilities, obligations, damages, claims, costs and expenses (including attorneys' fees) for which the Company shall be held responsible as a result of either the failure of Consultant to perform in accordance with its obligations under this Agreement or the negligence of Consultant, its employees, agents, servants and subcontractors or any of them. In case any action or proceeding is brought against the Company by reason of any such claim, Consultant, upon written notice from the Company, shall, at their expense, resist or defend such action or proceeding by counsel approved in writing by the Company which approval shall not be unreasonably withheld.

   7. Assignment. This Agreement is for the unique personal services of Consultant and is not assignable or delegable in whole or in part by Consultant without the consent of an authorized representative of the Company. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

     8. Waiver or Modification. Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the Parties hereto.

     9. Independent Contractor. The Parties agree that Consultant is an independent contractor with respect to the Company and that no employment relationship exists between the Parties hereto. Consultant shall use his own professional discretion in performing the Services called for hereunder. As an independent contractor, Consultant shall have no power to act for, bind, or otherwise create or assume any obligation on behalf of the Company, for any purpose whatsoever.

     10. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the Parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

     11. Severability. If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

     12. Notices. Any notice required hereunder to be given by either Party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile transmission to the other Party to the address or telephone number set forth below or to such other address or telephone number as either Party may designate from time to time

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according to this provision.  A notice  delivered  personally shall be effective upon receipt. A notice sent by facsimile transmission shall be effective twenty-four hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing.

         (a)      To Consultant at:       ------------------------------------
                                          ------------------------------------
                                          ------------------------------------

         (b)      To the Company at:      10421 South 400 West, Suite 550
                                          Salt Lake City, Utah 84095
                                          Attention: Kenneth I. Denos

     13. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to the conflict of laws. The Parties further agree that proper venue and jurisdiction for any dispute under this agreement shall be the courts in the State of Utah.

    IN WITNESS WHEREOF, Consultant has signed this Agreement personally and the Company has caused this Agreement to be executed by its duly authorized representative.

SPORTSNUTS.COM INTERNATIONAL, INC.        CONSULTANT

/s/ Kenneth I. Denos                      /s/ Michael Wachs
----------------------------------        -------------------------------------
Kenneth I. Denos                          Michael Wachs
President



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